Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333‑180827, 333-144848, 333-86418, 333-212602 and 333-217477) on Form S-8 and the registration statement (No. 333-273725) on Form S-3 of our reports dated February 24, 2025, with respect to the consolidated financial statements of Northern Trust Corporation and the effectiveness of internal control over financial reporting.

Chicago, Illinois
February 24, 2025